Exhibit 99.2
THE J. JILL GROUP, INC.
INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTER ENDED APRIL 1, 2006 (UNAUDITED)

THE J. JILL GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	April 1,	March 26,	December 31,
	2006	2005	2005
ASSETS
Current assets:
Cash and cash equivalents	$19,018	$17,059	$35,700
Cash held in escrow	1,344	1,056	1,342
Marketable securities	16,741	29,451	24,228
Accounts receivable, net	8,622	11,277	14,595
Inventory	48,637	53,027	34,562
Prepaid catalog expenses	6,494	5,865	4,306
Deferred income taxes	10,155	10,199	10,312
Other current assets	8,344	9,607	7,486

Total current assets	119,355	137,541	132,531
Property and equipment, net	147,577	133,062	148,100
Deferred income taxes	670	—	—
Other non-current assets	8,193	5,929	6,844

Total assets	$275,795	$276,532	$287,475

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,395	$15,265	$7,210
Accrued expenses	29,492	27,058	32,169
Accrued customer returns	5,727	6,181	6,558
Current portion of long-term debt	682	1,830	1,036

Total current liabilities	46,296	50,334	46,973
Long-term debt, less current portion	9,280	9,962	9,395
Deferred credits from landlords and other	58,656	48,195	58,223
Deferred income taxes	—	6,329	4,763
Commitments and contingencies
Stockholders’ equity:
Special preferred stock (par value $0.01) 1,000,000 shares authorized	—	—	—
Common stock (par value $0.01) 30,000,000 shares authorized, 20,488,140, 20,146,839 and 20,354,196 shares issued and outstanding as of April 1, 2006, March 26, 2005 and December 31, 2005, respectively	205	201	204
Additional paid-in capital	117,846	112,910	115,082
Accumulated other comprehensive loss	(103)	(128)	(116)
Retained earnings	43,615	48,729	52,951

Total stockholders’ equity	161,563	161,712	168,121

Total liabilities and stockholders’ equity	$275,795	$276,532	$287,475

The accompanying notes are an integral part of the condensed consolidated financial statements.

THE J. JILL GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	April 1,	March 26,
	2006	2005
Net sales	$96,629	$98,369
Cost of products and merchandising	69,461	69,642

Gross margin	27,168	28,727
Selling, general and administrative expenses	40,667	33,518

Operating loss	(13,499)	(4,791)
Interest income	288	201
Interest expense	216	251

Interest (income) expense, net	(72)	50

Loss before taxes	(13,427)	(4,841)
Income tax benefit	(4,091)	(2,133)

Net loss	$(9,336)	$(2,708)

Loss per share:
Basic	$(0.46)	$(0.13)
Diluted	$(0.46)	$(0.13)

Weighted average shares outstanding:
Basic	20,435	20,145
Diluted	20,435	20,145
The accompanying notes are an integral part of the condensed consolidated financial statements.

THE J. JILL GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	April 1,	March 26,
	2006	2005
Cash flows used in operating activities:
Net loss	$(9,336)	$(2,708)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,442	5,274
(Gain) loss on trust assets	(351)	132
Loss on disposal of property and equipment	16	262
Deferred income taxes	(5,284)	(880)
Tax benefit from exercise of stock options	410	—
Excess tax benefit from stock options exercised	(81)	—
Stock-based compensation expense	482	—
Changes in assets and liabilities:
Decrease in accounts receivable, net	5,973	7,302
Increase in inventory	(14,075)	(16,815)
Increase in prepaid catalog expenses	(2,188)	(1,971)
Increase in other assets	(814)	(1,330)
Increase (decrease) in accounts payable	3,542	(2,127)
Decrease in accrued expenses	(2,180)	(741)
Decrease in accrued customer returns	(831)	(1,313)
Increase in deferred credits from landlords and other	433	808

Net cash used in operating activities	(17,842)	(14,107)

Cash flows used in investing activities:
Additions to property and equipment	(6,732)	(4,011)
Maturities of marketable securities	7,450	3,425
Sales of marketable securities	—	2,000
Purchases of marketable securities	—	(1,013)
Investments in trust assets	(1,041)	(975)
Increase in cash held in escrow	(2)	(184)

Net cash used in investing activities	(325)	(758)

Cash flows provided by (used in) financing activities:
Payments of debt borrowings	(469)	(444)
Proceeds from stock transactions	1,873	402
Excess tax benefit from stock options exercised	81	—

Net cash provided by (used in) financing activities	1,485	(42)

Net decrease in cash and cash equivalents	(16,682)	(14,907)

Cash and cash equivalents at:
Beginning of period	35,700	31,966

End of period	$19,018	$17,059

Supplemental information:
Non-cash investing activities:
Property and equipment costs accrued, not paid	$1,019	$1,427
The accompanying notes are an integral part of the condensed consolidated financial statements.

THE J. JILL GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
     The condensed consolidated financial statements included herein have been prepared by The J. Jill Group, Inc. (together with its wholly owned consolidated subsidiaries, the “Company”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), and in the opinion of management contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) have been omitted pursuant to such rules and regulations. Accordingly, although the Company believes that the disclosures are adequate to make the information presented not misleading, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (“fiscal 2005”). As a retailer, the Company is subject to seasonal fluctuations in net sales. The results of operations for interim periods are not necessarily indicative of the results to be expected for the fiscal year.
A.	Nature of business:
     The Company is a multi-channel specialty retailer of women’s apparel, including accessories and footwear, that markets its products through its retail stores, catalogs and website jjill.com.
B.	Accounting for stock-based compensation:
Stock Option Plans
     At April 1, 2006, the Company had three stock-based plans, which are described in “Note B” and “Note G” to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2005.
     The Company’s option plans authorize (i) the grant of options to purchase common stock intended to qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) the grant of options that do not so qualify. At April 1, 2006, the 1993 Stock Option Plan and the 2001 Stock Option Plan authorized the issuance of options to purchase up to 3,600,000 and 3,250,000 shares of common stock, respectively. The Compensation Committee of the Board of the Directors administers the option plans and, within certain limits, has discretion to determine the terms and conditions of options granted under the option plans. The 2001 Stock Option Plan provides for the automatic grant of options to purchase a specified number of shares to directors who are not employees (“Non-employee Directors”). Options granted to Non-employee Directors are typically vested in full at the time of grant. The maximum term of options granted under the option plans are ten years. Options granted to employees typically vest over a period of three years. No additional options may be granted under the 1993 Stock Option Plan. The 2001 Stock Option Plan had 71,011 shares available for issuance as of April 1, 2006.
Stock Purchase Plan
     Under the Company’s Employee Stock Purchase Plan, eligible employees may be granted the opportunity to purchase common stock of the Company at 85% of market value on the first or last business day of the calendar year, whichever is lower. In connection with the proposed merger with The Talbots, Inc. (“Talbots”) (see Note “H”), the offering termination date for the current offering period under the Employee Stock Purchase Plan was changed to March 30, 2006, and the Employee Stock Purchase Plan was terminated as of March 31, 2006, by action of the Company’s Board of Directors. During the three months ended April 1, 2006, the Employee Stock Purchase Plan issued 6,946 shares of the Company’s common stock to eligible employees and the Company recorded $24,000 of compensation expense.

THE J. JILL GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Adoption of Statement of Financial Accounting Standards No. 123 (revised)
     On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised), Share–Based Payment (“SFAS No. 123R”), which requires all stock-based compensation to employees to be recognized in the financial statements at their fair values. The Company elected to use modified-prospective application as its transition method and accordingly, prior period amounts have not been restated. Under this transition method, the Company is recognizing stock-based compensation expense, net of estimated forfeitures, on a straight-line basis over the requisite service period of the awards for those awards granted following the adoption of SFAS 123R. For unvested awards outstanding upon the adoption of SFAS 123R, the Company is recognizing stock-based compensation expense, net of estimated forfeitures, on a straight-line basis over the remaining requisite service period of the awards. Prior to the adoption of SFAS No. 123R, the Company accounted for share-based compensation using the intrinsic value method under Accounting Principles Board Option No. 25, Accounting for Stock Issued to Employees, and the related interpretations and provided pro forma disclosures applying the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based awards. For the three months ended April 1, 2006, the effect of the adoption of SFAS No. 123R was a decrease to operating income of $482,000 and a decrease to net income of $335,000, or $0.02 per basic and diluted common share.
     The following table illustrates the effect on net income and net income per share if the Company had recognized stock-based compensation expense under the fair value method for the three month period ended March 26, 2005 (table in thousands, except per share data):

For the Three
Months Ended
March 26, 2005
Net loss, as reported	$(2,708)
Deduct: total stock-based compensation expense determined under fair value based method, net of related tax effects (1)	(1,092)

Pro forma net loss	$(3,800)
Earnings per share:
Basic — as reported	$(0.13)

Basic — pro forma	$(0.19)

Diluted — as reported	$(0.13)

Diluted — pro forma	$(0.19)

(1)	Compensation expense is net of a related tax benefit of $556,000 for the three months ended March 26, 2005.
     SFAS No. 123R requires that cash retained as a result of tax benefits in excess of recognized compensation costs relating to share-based awards be presented in the statement of cash flows as a financing inflow. The adoption of SFAS No. 123R decreased cash flow from operating activities and increased cash flow from financing activities by $81,000 for the three months ended April 1, 2006.

THE J. JILL GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
     The Company measures the fair value of equity awards using the Black-Scholes option-pricing model. The estimated weighted average fair value of options granted during the three months ended April 1, 2006 and March 26, 2005 was $9.07 and $6.03 per option, respectively. The estimated weighted average fair value of Employee Stock Purchase Plan equity awards during the three months ended April 1, 2006 and March 26, 2005 was $3.42 and $4.21 per award, respectively. Key assumptions used to apply this pricing model were as follows:

	Three Months ended
	April 1,	March 26,
	2006	2005
Stock option plans:
Weighted average risk free interest rate	4.4%	4.0%
Weighted average expected life of option grants	4.0 years	4.0 years
Weighted average expected volatility of underlying stock	54.5%	58.0%
Weighted average expected dividend payment rate, as a percentage of the stock price on the date of grant	0.0%	0.0%

Employee Stock Purchase Plan:
Weighted average risk free interest rate	4.1%	2.8%
Weighted average expected life of option grants (1)	0.25 years	1.0 year
Weighted average expected volatility of underlying stock	39.4%	49.0%
Weighted average expected dividend payment rate, as a percentage of the stock price on the date of grant	0.0%	0.0%

(1)	The Employee Stock Purchase Plan was terminated as of March 31, 2006, by action of the Company’s Board of Directors.
     The risk-free interest rate represents the implied yield available on U.S. Treasury zero-coupon bond issues with a term approximately equal to the expected life of the award. The expected life of an award is based on the Company’s historical actual experience and known future events. Expected volatility is based on the Company’s historical realized volatility over the historical period that matches the expected life of the award. Expected dividend yield is zero as the Company has no history, nor future expectation, of paying dividends. In determining the assumptions to be used, when the Company has relied on historical data or trends, the Company has also considered, if applicable, any expected future trends that could differ from historical results and has modified its assumptions if applicable.
     Under SFAS No. 123R, the Company is required to estimate forfeitures at the time of grant of equity awards and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. In order to determine estimated forfeiture rates for its equity awards, the Company used historical forfeiture data. These estimated forfeiture rates were applied to all equity awards outstanding as of January 1, 2006, and to all equity awards granted subsequent to January 1, 2006. Therefore, stock based compensation expense is recorded only for those equity awards that are expected to vest and is periodically updated for actual forfeiture activity.
     As of April 1, 2006, there was $1,528,000 of unrecognized compensation costs, net of estimated forfeitures, related to unvested share-based compensation arrangements that are expected to vest. The cost is expected to be recognized over a weighted-average period of 1.0 year.

THE J. JILL GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Stock Option Activity
     Stock option activity under each of the option plans during the three months ended April 1, 2006 was as follows:

	1993 Stock Option Plan
		Weighted
	Number of	Average
	Shares	Exercise Price
Outstanding at December 31, 2005	352,887	$8.90
Granted	—	—
Exercised	(33,750)	9.71
Forfeited	(2,500)	10.39

Outstanding at April 1, 2006	316,637	$8.80

	2001 Stock Option Plan
		Weighted
	Number of	Average
	Shares	Exercise Price
Outstanding at December 31, 2005	3,014,900	$16.80
Granted	7,500	19.48
Exercised	(93,248)	15.35
Forfeited	(38,502)	15.64

Outstanding at April 1, 2006	2,890,650	$16.87

     The following table summarizes information regarding stock options outstanding at April 1, 2006:

		Outstanding	Outstanding		Exercisable
	Number of	Weighted	Weighted	Number of	Weighted
	Options	Average	Average	Options	Average
	Outstanding	Remaining Life	Exercise Price	Exercisable	Exercise Price
Range of exercise prices
$2.71 - $4.00	26,750	1.0 years	$3.29	26,750	$3.29
$7.15 - $9.32	537,448	4.1 years	7.34	537,448	7.34
$10.75 -$14.73	854,989	6.8 years	13.76	776,984	13.86
$15.26 -$19.48	740,100	8.0 years	16.44	584,390	16.47
$20.27 -$24.36	1,048,000	6.5 years	22.52	1,012,661	22.52

	3,207,287	6.5 years	$16.08	2,938,233	$16.07

     The total fair value of options that vested during the three months ended April 1, 2006 was $646,000. The aggregate intrinsic value of stock options exercised during the three months ended April 1, 2006 was $1,028,000. The aggregate intrinsic value of outstanding stock options as of April 1, 2006 was $25,183,000. The aggregate intrinsic value of exercisable stock options

THE J. JILL GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
as of April 1, 2006 was $23,074,000. The weighted average remaining life of exercisable stock options was 6.3 years as of April 1, 2006.
C.	Earnings per share:
     A reconciliation of the numerators and denominators of the basic and diluted EPS computations follows (in thousands, except per share data):

	Three Months Ended
	April 1,	March 26,
	2006	2005
Numerator:
Net loss	$(9,336)	$(2,708)

Denominator (shares):
Basic weighted average shares outstanding	20,435	20,145
Assumed issuance of shares under stock option plans and Employee Stock Purchase Plan	—	—

Diluted weighted average shares outstanding	20,435	20,145

Loss per share:
Basic	$(0.46)	$(0.13)
Diluted	$(0.46)	$(0.13)
     For the three months ended April 1, 2006 and March 26, 2005, of the options then outstanding, options to purchase 3,207,287 and 3,519,500 shares of common stock, respectively, were excluded from the computation of diluted EPS on the basis that such options were antidilutive.
D.	Marketable securities:
     The Company’s marketable securities consist primarily of investments in municipal debt securities. The Company intends to maintain a liquid portfolio and accordingly, all marketable securities are classified as available-for-sale and reported at fair value in accordance with FASB issued Statement No. 115 (“SFAS 115”), “Accounting for Certain Investments in Debt and Equity Securities.” Unrealized gains and losses are included in accumulated other comprehensive income, a separate component of stockholders’ equity. Unrealized gains and losses are added to or deducted from net income, respectively, in arriving at comprehensive income (loss) for financial reporting purposes. During the three months ended April 1, 2006 and March 26, 2005, the Company’s comprehensive loss was $9,323,000 and $2,747,000, respectively. There were no realized gains or losses on marketable securities during the three months ended April 1, 2006 and March 26, 2005, respectively.
     A summary of the contractual maturities of available-for-sale securities follows (in thousands):

	Fair Market Value
	April 1,	March 26,	December 31,
	2006	2005	2005
Due within one year	$11,764	$15,518	$16,674
Due between one and three years	4,977	13,933	7,554

Total	$16,741	$29,451	$24,228

THE J. JILL GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
E.	Debt:
     The Company’s credit facilities at April 1, 2006 consisted of (I) a $70,000,000 revolving credit facility (the “Revolving Credit Facility”); (ii) a real estate loan (the “Tilton Facility Loan”); and (iii) an equipment loan (the “Equipment Loan”).
     A summary of outstanding long-term debt follows (in thousands):

	April 1,	March 26,	December 31,
	2006	2005	2005
Tilton Facility Loan	$9,718	$10,125	$9,825
Equipment Loan	244	1,667	606

Total long-term debt	9,962	11,792	10,431
Less current maturities	(682)	(1,830)	(1,036)

Long-term debt, less current portion	$9,280	$9,962	$9,395

     At April 1, 2006, the Company estimated the fair value of its outstanding borrowings, including current maturities, to be $10,022,000.
     The maturity date of the Revolving Credit Facility is June 1, 2007. The total amount available under the Revolving Credit Facility is $70,000,000 and is reduced by outstanding borrowings and outstanding letters of credit. Outstanding borrowings may not exceed $20,000,000. Letters of credit are primarily used to procure inventory from foreign vendors. The Revolving Credit Facility is collateralized by substantially all of the personal property, both tangible and intangible, of the Company. Outstanding borrowings bear interest at an annual rate equal to the prime lending rate announced by one of the participating banks or the LIBOR lending rate plus 1.75% per annum. At April 1, 2006, the Revolving Credit Facility bore interest at 7.75% per annum. There were no outstanding borrowings on the Revolving Credit Facility at April 1, 2006, March 26, 2005 or December 31, 2005. Outstanding letters of credit totaled $24,245,000, $21,417,000 and $33,816,000 at April 1, 2006, March 26, 2005 and December 31, 2005, respectively. Availability under the Revolving Credit Facility at April 1, 2006, March 26, 2005 and December 31, 2005 was $45,755,000, 38,583,000 and $36,184,000, respectively, subject in each case to the borrowing cap. Outstanding letters of credit do not bear interest. The Company is required to pay a commitment fee of 1/4 of 1% per annum on the unused portion of the Revolving Credit Facility.
     The Tilton Facility Loan is collateralized by a mortgage lien on the Company’s operations, fulfillment and distribution center in Tilton, New Hampshire (the “Tilton facility”). The Tilton facility is owned by Birch Pond Realty Corporation, a wholly owned subsidiary of The J. Jill Group, Inc., and leased to The J. Jill Group, Inc. Payments of principal and interest on the Tilton Facility Loan, a 10-year loan, are due monthly, based on a 20-year amortization, with a balloon payment of the remaining balance payable on April 1, 2009. The interest rate on the Tilton Facility Loan is fixed at 7.30% per annum.
     The Equipment Loan is collateralized by substantially all of the Company’s materials handling equipment. The maturity date of the Equipment Loan is May 1, 2006 and payments of principal and interest are due monthly. The interest rate on the Equipment Loan is fixed at 5.00% per annum. The Equipment Loan was paid in full on April 21, 2006.
     The Company’s credit facilities contain various lending conditions and covenants including restrictions on permitted liens. In the case of the Revolving Credit Facility, these conditions and covenants include certain financial coverage calculations and ratios, including (I) indebtedness and outstanding letter of credit balance to tangible net worth; (ii) hard current assets to current liabilities; (iii) debt service coverage; (iv) indebtedness, outstanding letter of credit balance and net present value of operating leases to tangible net worth; and (v) minimum annual net profit. The manner of making these calculations and computing these ratios is defined by the provisions of the Fifth Amended and Restated Loan Agreement, as amended, which is part of the Revolving Credit Facility. The Company was in compliance with the covenants associated with its credit facilities as of and for the three months ended April 1, 2006 and March 26, 2005 and as of and for the twelve months ended December 31, 2005.

THE J. JILL GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
F.	Income taxes:
     The Company’s effective tax rate is dependent upon, among other things, the level of the Company’s estimated taxable income for the full fiscal year and the taxability of that income in certain states given the Company’s organizational structure. The Company’s ability to predict its taxable income for the full fiscal year is subject to a number of uncertainties and the Company’s estimate can change materially as a result of changing business trends. Should taxable income levels differ from management’s estimate, the Company’s effective tax rate may be materially affected which may significantly impact the Company’s operating results in future periods.
     The Company’s effective tax rates for the three months ended April 1, 2006 and March 26, 2005 were 30.5% and 44.1%, respectively. The Company’s effective tax rate for the three months ended April 1, 2006 was negatively affected as a result of, among other things, the taxable income levels in certain states and non-deductible merger related and stock based compensation expenses. Additionally, at December 31, 2005, the Company had available federal Net Operating Loss (“NOLs”) carry forwards of approximately $958,000, which expire in 2006. At April 1, 2006, the Company placed a valuation allowance against the deferred tax assets related to federal NOL carry forwards as a result of its determination that it was more likely than not that the tax benefit of these federal NOL carry forwards would not be realized before they expire in 2006. Further, as a result of the net operating losses incurred during the three months ended April 1, 2006, the Company has recognized the tax benefit of the losses and expects to utilize the new federal and state NOL’s under current tax laws.
G.	Segment information:
     The Company currently has two reportable business segments, retail and direct. Each segment is separately managed and utilizes distinct distribution, marketing and inventory management strategies. The retail segment markets merchandise through the Company’s retail stores. The direct segment markets merchandise through the Company’s catalogs and website. Segment reporting is intended to give financial statement users a view of the Company “through the eyes of management.” The Company’s internal management reporting is the basis for the information disclosed for its business segments. In accordance with GAAP, the Company’s internally defined measure of segment profit or loss, segment contribution, is required to be disclosed, but it is not a GAAP measure. Information related to segment contribution should be read in conjunction with the reconciliation to “Operating income” as determined by GAAP.
     The Company evaluates segment profitability based on the contribution of each segment. Segment contribution represents each segment’s net sales less direct costs related to the segment’s operations. Direct costs for the retail and direct segments include merchandise acquisition and inventory control costs and inventory markdowns. Direct costs also include retail store selling, occupancy, depreciation, inventory distribution and administrative costs for the retail segment and catalog costs, certain order processing and fulfillment costs and internet selling costs for the direct segment. Segment contribution less other and general and administrative expenses is equal to operating income. Other represents unallocated shared-service costs such as merchandising, product development, sourcing and distribution facility costs, as well as outlet store revenues and expenses. General and administrative expenses include corporate executive management costs, support service costs (e.g., shared information systems, finance and human resources) and corporate headquarters occupancy costs.
     Segment assets are those that are directly used in or identified with segment operations, including certain inventory, fixed assets, primarily related to store construction, accounts receivable and other operating assets. Unallocated assets include corporate cash and cash equivalents, marketable securities, inventory segregated from segment inventory prior to liquidation, the Company’s corporate headquarters and distribution facility, corporate information systems, deferred tax amounts and other corporate assets.
     The accounting policies of the Company’s segments are the same as those described in “Note B” to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2005. Inter-segment balances and transactions have been eliminated.

THE J. JILL GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
     The following table summarizes financial information by segment and provides a reconciliation of segment contribution (deficit) to operating loss (in thousands):

	Three Months Ended
	April 1,	March 26,
	2006	2005
Net sales:
Retail	$60,248	$56,586
Direct	34,692	40,825
Other (1)	1,689	958

Total net sales	$96,629	$98,369

Reconciliation to operating loss:
Retail segment deficit	$(3,511)	$(2,115)
Direct segment contribution	6,444	9,938
Other (2)	(6,023)	(4,623)
General and administrative expenses	(10,409)	(7,991)

Operating loss	$(13,499)	$(4,791)

(1)	Other represents outlet store net sales.

(2)	Other represents unallocated shared-service costs and outlet store revenues and expenses.

			Unallocated
	Retail	Direct	Assets	Total
Identifiable assets:
April 1, 2006	$152,721	$23,442	$99,632	$275,795
March 26, 2005	$140,233	$28,713	$107,586	$276,532
December 31, 2005	$144,080	$21,316	$122,079	$287,475
H. Subsequent Event
     On May 1, 2006, The J. Jill Group, Inc. (the “Company”) announced that, at the special meeting of stockholders held that day, the stockholders of the Company voted to adopt the Agreement and Plan of Merger (“the Merger Agreement”) by and among the Company, Talbots, and Jack Merger Sub, Inc., a wholly owned subsidiary of Talbots (“Merger Sub”), and approve the merger contemplated thereby, providing for the acquisition of the Company by Talbots.
     On May 3, 2006, pursuant to the Merger Agreement, Talbots acquired J. Jill in a taxable all-cash transaction, for total consideration of approximately $518,000,000, whereby Merger Sub merged with and into J. Jill (the “Merger”). J. Jill continues as the corporation surviving the Merger and became a wholly owned subsidiary of Talbots. Upon consummation of the Merger, J. Jill’s stockholders received $24.05 in cash, without interest, for each share of common stock of J. Jill. Options outstanding under J. Jill’s stock option plans, whether or not exercisable or vested, were cancelled as of the effective time of the Merger. Holders of options were entitled to receive a cash payment (less required tax withholdings) equal to the excess, if any, of $24.05 over the exercise price of each such option, multiplied by the amount of shares covered by each such option.
     On May 3, 2006, the Company entered into a Sixth Amended and Restated Loan Agreement (the “Loan Agreement”) with Citizens Bank of Massachusetts (“Citizens”), HSBC Bank USA, National Association, and TD Banknorth, N.A. (collectively, the “Lenders”). The Loan Agreement provides the Company with a $40,000,000 letter of credit facility to cover outstanding letters of

THE J. JILL GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
credit as well as permit the issuance of new letters of credit to trade creditors. The facility will terminate no later than November 15, 2006 and is secured by a standby letter of credit issued to the Lenders.
     On May 3, 2006, the Borrower and the Lenders agreed that all security agreements and pledge agreements of any sort between the Lenders and the Borrower were terminated, and that all security interests in and pledges of any and all assets of the Borrower granted to the Lenders were released and terminated.
     Also on May 3, 2006, Citizens confirmed the termination of the Grant of Security Interest in Trademarks dated June 5, 1997 between Citizens and DM Management Company, a wholly-owned subsidiary of the Borrower.